Universal Guardian Announces $4.5 Million Capital Investment for Global Expansion Through Mercator Advisory Group, LLC

NEWPORT BEACH, Calif., Feb. 14 - Universal Guardian Holdings, Inc. (BULLETIN BOARD: UGHO) , a full service provider of security products and services to protect against terrorist, criminal and security threats to governments and businesses worldwide, today announced that it has received a $4.5 million investment from Mercator Advisory Group of Los Angeles, California, through its designated funds, Monarch Pointe Fund, Ltd. and Mercator Momentum Fund, LP.

" Our Company intends on using this capital investment to fuel corporate growth, enhance our international security and risk management operations, and to expand the manufacturing and marketing of our Cobra StunLight(TM), the 'Truly Non-Lethal Alternative,'" stated Michael Skellern, Universal's Chief Executive Officer.

The investors purchased $4.5 million of the Company's common stock at a discount of less than 20% to the preceding 10 days volume weighted average share price and three-year common stock purchase warrants priced at $2.00 per share and $2.40 per share. Details of the transaction can be found in the Company's SEC filings.

About Shield Defense International

Shield Defense International (SDI), a wholly-owned subsidiary of Universal Guardian Holdings, Inc., designs and produces non-lethal weapons and systems that provide law enforcement, military, professional security and consumers with multiple use-of-force options to address appropriate threat conditions in today's growing global security and terrorist environments. http://www.shielddefense.com/

About SecureRisks Limited

SecureRisks, a wholly owned subsidiary of Universal Guardian Holdings, Inc, is a London based global security company providing practical business risk solutions and strategic and tactical security to governments, multi- national businesses, brand owners and financial institutions worldwide. Secure Risks operates from regional hubs located in London, Los Angeles, Zurich, Caracas, Dubai, Kabul, Cape Town, Islamabad, Singapore, Jakarta, and Hong Kong. http://www.securerisks.com/

About Universal Guardian Holdings, Inc.

Universal Guardian Holdings, Inc. (UGHO) and its subsidiary companies provide a comprehensive range of security products, systems and services designed to protect against terrorist and security threats to corporate and government assets. From strategic and tactical security services, business risk solutions, interoperable security systems, to non-lethal defense products, UGHO companies cover a broad spectrum of security applications for government and industry from corporate operations on every continent. http://www.universalguardian.com/

Safe Harbor Statement:

This news release contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including those detailed from time to time in Universal Guardian Holdings, Inc.'s reports filed with the Securities and Exchange Commission. There can be no assurance that actual results will not differ materially from expectations. These risks factors include potential customer interest in the sale and production of Cobra StunLight(R) and Python Defender(TM).

Further information is available on the Company's website: http://www.universalguardian.com/

Investor Relations Contact:
Investor Relations
Universal Guardian Holdings, Inc.
4695 MacArthur Court., Suite 300
Newport Beach, CA USA 92626
+ 1 949. 861.8295 ext. 211

Company Contact:
Michael J. Skellern, Chief Executive Officer
Universal Guardian Holdings, Inc.
4695 MacArthur Court, Suite 300
Newport Beach, CA USA 92626
+ 1 949. 861.8295

Universal Guardian Holdings, Inc.

CONTACT: Investor Relations, ext. 211, or Michael J. Skellern, Chief
Executive Officer, both of Universal Guardian Holdings, Inc., +1-949-861-8295

Web site: http://www.securerisks.com/

Web site: http://www.shielddefense.com/

Web site: http://www.universalguardian.com/